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                    BUSINESS CONSULTING AGREEMENT

         AGREEMENT, made and entered into as of the 11th day of November, 1999, by and between Xcel Associates, Inc. a New Jersey Corporation, with offices located at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730 ("XAI") and Liteglow Industries, Inc., a Nevada Corporation with offices located at 2301 NW 33rd Court, Unit 104, Pompano Beach, Florida 33069 (LTGL)

                       W I T N E S S E T H:

         WHEREAS, XAI provides consultation and advisory services relating to business management and marketing; and

         WHEREAS, LTGL desires to utilize XAI services in connection with its operations.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, XAI and LTGL hereby agree as follows:

1. CONSULTING SERVICES. Effective as of November 11, 1999, by and subject to the terms and conditions herein contained, XAI shall provide business management, marketing consultation and advisory services to LTGL. Such services shall include (a) the preparation, implementation and monitoring of business and marketing plans, (b) advice concerning production layout and planning and internal controls and (c) such other managerial assistance as XAI shall deem necessary or appropriate for LTGL's business.

2. PAYMENT. In consideration for the services of XAI to be provided hereunder, LTGL agrees to issue or transfer to XAI or its designee the two hundred thousand (200,000) shares of LTGL common stock. The shares shall be investment shares that are restricted pursuant to SEC, Rule 144 but fully paid, non-accessible. If XAI identifies an Investment Banker, Investment Fund, or other such Financial Institution and LTGL agrees to utilize its service XAI or its designee shall be issued 100,000 shares of LTGL common stock. The shares shall be fully paid, non-accessible, and freely tradable shares, issued pursuant to an appropriate registration or an acceptable exemption.

3. EXPENSES. LTGL shall reimburse XAI for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily located outside of the metropolitan New York, area for the purpose of rendering services to or for the benefit of LTGL pursuant to this Agreement. XAI shall provide receipts and vouchers to LTGL for all expenses for which reimbursement is claimed.



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4. INVOICES. All pre-approved invoices for services provided to LTGL and expenses incurred by XAI in connection therewith shall be payable in full within ten (10) days of the date of such invoice. Payment of invoices shall be made by wire transfer to: Summit Bank, ABA: 021202162, Account: 4247021126, FBO Xcel Associates, Inc.

5. PERSONNEL. XAI shall be an independent contractor and no personnel utilized by XAI in providing services hereunder shall be deemed an employee of LTGL. Moreover, neither XAI nor any such person shall be empowered hereunder to act on behalf of LTGL. XAI shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of LTGL, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

6. XAI ASSISTANCE. LTGL agrees to provide XAI with such secretarial, clerical and bookkeeping assistance as XAI may reasonably request and shall otherwise cooperate with XAI personnel in their rendering of services hereunder. LTGL further agrees to provide XAI monthly a certified shareholders list and on a weekly basis the DTC sheets.

7. TERM AND TERMINATION. This Agreement shall be effective from November 11, 1999, and shall continue in effect for a period of six months thereafter. This Agreement may be renewed for a provisional three-month periods thereafter, upon mutual agreement of the parties.

8. NON-ASSIGNABILITY. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

9. CONFIDENTIALITY. Neither XAI nor any of its consultants, other employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of LTGL with respect to LTGL's business or finances that was obtained in the course of performing services provided for herein.

10. LIMITED LIABILITY. Neither XAI nor any of its consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to LTGL that may arise out of or in connection with any services performed by XAI hereunder.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to the conflicts of law principles thereof or actual domicile of the parties.



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12. NOTICE. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

13. NO OTHER AGREEMENTS. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

IN WITNESS WHEREOF, LTGL and XAI have dully executed this Agreement as of the day and year first above written.


LITEGLOW INDUSTRIES, INC.



By:
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    Mr. Spencer Krumholz, Chairman



XCEL ASSOCIATES, INC.



By:
    ------------------------------------
    Edward T. Whelan, President






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